Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259966 on Form S-3 and Registration Statement No. 333-254731 on Form S-8 of our report dated March 28, 2022, relating to the financial statements of Immunome, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 16, 2023